Exhibit 2.11

Business Number C33445 - 2003 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233248541 Filed On 6/6/2023 9:44:00 AM Number of Pages 3

09 : 44 : 58 a . m . 06 - 06 - 2023 s I 18178871604 ro : Page : 5 of 6 2023 - 06 - 06 16:45:30 GMT • FRANCISCO V. AGUILAR · Secretaryof Sta;ti • • • 2 Nort h CaC$O0 Stree t • Ciirson City, Nevad . a:S J01 - 420 . 1 (l}S ):6 84 ?708 . •. •• •• • • • Website: · www.nysos . gpv . • ·· profit Corporation: .· certific . ate - of A.mendment . (PURs.uANrrq N857 K 3so . &1a3es17K390) - Certificate to Acc _ ornpany · R stated Article$ c,.r . Amended . and Restc1ted . Artif;;Jes .•. (P U RSUANT.TO NRS 78..4 ¸ 3J • . • - 0:fficer s · Statement ( PURSIJANTTONRS . 80 . 030) • . , . ... 4. EJ:fe tive Date . aild Time : : ( Optlo oa. i J 18178871604 From : Eric Newlan 5 ; lr_i rn'tat,on B ing Ohar:igeQ: (Dt,iro$.Stk: corporations ooJy) Ghapg s · t otakesJn¢foJJowing effoc;t: - fJ The ntity qame Nts been - amended. .. =: - J The r:e j$t1;ired agent has bee ri .chan9cqc;t_ (atta oh . Cerhf1¢aJe - of Ac,ceptanc e tro rn . he \ iv reg i s t erectagent} LJ Th purpO . Sf.l . of the entlfy rl:.:3$ be : eij _ amenqed , J &l The autheirized :sh 9 res i haye been a_rriended . Cl Th e directors , managers or general partners ' ave been amended , C J lRSJaxJahguagehas been added. LJ Artlcles h \ ;'e been dded . •• [] Mieles nave been delefed . Cl Other . . . T b . e a r t J ¢1e s ha y E; l ; be e m n ent;fed . ,)s · follows; (prQvjde - articJe . nqmbe.rs , itavailable) - · •••• -- ·· •••••• • ••••• c .•• •. • . . ~. ·... . ,. - .•..... ·,· .. • . .. · ..... - · - - · .. · - .· ..· ·,.. ' ••,' .·, ...,. .........• .... ..· - .. : - . . ··., '·••,, ,....... ' .. • ·. .. . .. '·. - .. · '.Article Fi ve, In the best intere sts oL . . : see Attachment a.ttach add iti onal page(spi'necessa _ ry) 6. Sign ture ( Requited } Title r · - · - · · - ·· -- · · - - x j ..... •··· - - ., ..... ,, - r - -- - -- ~ - -- -- · J. Signature of Officer or . Authorized S i gner Titl e irany : pr o. posed - amendmen t wo µ td alter orcn;infJP - ally prefe r ence oranyrel.itive or . oth - er · righlgi v en to any dc1ss · or serie: \ ; ofo utsta nd i hg : .shace ; the i - 1the am _ endmen mµs t be approved by the vote, in addition to . t h e affinnativevofo . otherN l se required , cifthe h olders ofsha r es representing a ma]or l ty · ofthe vci tirig power ofraac:h class qr , se ti ei i;i:ffected by the amendment . regardlesstoJirnitations or restrictions on the voUng powetthEtebf . •• • Please inctude any r quired orop:tionaJ Jn fonn tion in space belo \ 1 / ( ttach e itional pa.ge{s ) ff : n ec . e i , s .ir y . ) . P:a 9 a2;ira Revised ; 1;2112/'i.022 -

09 : 44 : 58 a . m . 06 - 06 - 2023 I 6 I 18178871604 fo: Page : 6 of 6 2023 - 06 - 06 16:45:30 GMT 18178871604 From: Eric Newlan I 5, Inforiµation Being Cha . n ed {con . tinutition): ''A . rticJc l?ive . l n th e \ ?est : futeres - ts of the Corporation . and its . shareholders, th . ere shall b - e a rcve - tse split of the curren : tly . outsta,ndi 1 lg · shates oftl_ 1 e Corporation's - $ 0 . 00 () 1 par value common stock (the 1 'Gommon Stock ' ' . ) ; on a one for - thr ee ..: hundr ed . (l - fot - 300 ) basis, that is , each three h : un : drcd { 300 ) shares shall become : one (1) s : l 1 are of Co - rporation Common Stock, t o be : carried out as . soon a s possible, and thi s Article Five of the A 1 ; ticles of Incorporation of th e Corponilioi 1 shall be am _rrdedto effecta 1 fot< 100 reversesroqk spl _ itto re - authoriz : eTenBillion ( 10 , 000 . QOO,QQO) sbaxes ofCommon Stockv - . 1 ith a patvalueof $ 0 . 0001 per share . and m teaffinn . the prior auth 6 ri 7 , . ation of One HundtedMilli 6 n(lO : Q,OOO,OOO) . shares _ ofprefen : ed . stook(th ''Pi : cforred Stock ' '}svHh a par value - of $ 0 . 00 ¸ - 1 p r share . ' · ' •